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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 7, 2005

                         California Water Service Group
             (Exact name of registrant as specified in its charter)

          Delaware                    1-13883                77-0448994
          --------                    -------                ----------
(State or other jurisdiction    (Commission File No.)       (IRS Employer
     of incorporation)                                  Identification Number)


         1720 North First Street
          San Jose, California                                    95112
          --------------------                                    -----
(Address of principal executive offices)                        (Zip Code)


                                 (408) 367-8200
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In response to this Item, the registrant incorporates by reference the response to Item 8.01 of this report.


Item 8.01 Other Events.

Prohibition on Option Repricing

In the registrant's proxy statement dated March 25, 2005 for its annual meeting of stockholders to be held on April 27, 2005 one of the proposals submitted for stockholder vote at the meeting is the registrant's Equity Incentive Plan. Among other things, the Plan provides for the issuance of stock options. Upon the recommendation of the registrant's Compensation Committee, the registrant's Board of Directors has determined that an option issued under the Plan will not be repriced by lowering the option exercise price or by cancellation of an outstanding option with a subsequent replacement or re-grant of an option with a lower exercise price, unless such action has been approved by the registrant's stockholders.


                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated: April 7, 2005


                                    CALIFORNIA WATER SERVICE GROUP


                                    By:   /s/ Peter C. Nelson
                                       -----------------------------
                                              Peter C. Nelson
                                       President and Chief Executive Officer
                                          (Duly Authorized Officer)